EXHIBIT 99
                                                            ----------

NEWS RELEASE FOR:
NORTHERN ILLINOIS FINANCIAL CORPORATION AND
PREMIER FINANCIAL SERVICES, INC.

For more information, contact:

In Northeastern Illinois                In Northwestern Illinois
Robert Hinman                           Richard Geach/David Murray
(708) 487-1818                          (815) 233-3770/(815) 233-3773

     GRAND PREMIER FINANCIAL, INC. TO BE FORMED BY PROPOSED MERGER
          BETWEEN NORTHERN ILLINOIS FINANCIAL CORPORATION AND
                   PREMIER FINANCIAL SERVICES, INC.

               Proposed Merger of Equals Will Result in
        New Financial Services Firm with Assets of $1.6 Billion

     January 18, 1996 -- Northern Illinois Financial Corporation and

Premier Financial Services, Inc. today announced that they have reached an understanding on substantially all material terms to merge their assets and operations into a new financial services organization to be named Grand Premier Financial, Inc.

     The new company will be headquartered in Wauconda, Illinois.  The

Grand Premier Financial, Inc. network will include Grand National

Banks, Premier's First Banks, which will be renamed Grand National

Banks, Premier Trust Services and Premier Insurance Services.

     Grand Premier Financial, Inc. will have assets of $1.6 billion,

with facilities ranging in location from Lake Michigan to the

Mississippi River.

     Northern Illinois Financial Corporation, based in Wauconda, Ill.,

is the parent company of four community banking organizations:  Grand

National Bank of Crystal Lake, Grand National Bank of Niles, Grand

National Bank of South Chicago Heights and Grand National Bank of


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Grand Premier Financial, Inc.
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Waukegan.  It maintains a diversified network of 17 banking offices,

which include loan facilities and supermarket branches throughout northeastern Illinois.

     Premier Financial Services, Inc. (NASDAQ-PREM), based in

Freeport, Ill., is a multiline financial services company with interests in banking, trust, insurance and investments.  It has locations in Cook, Lake, McHenry and DeKalb counties as well as seven northwestern Illinois counties -- Jo Daviess, Stephenson, Carroll,

Whiteside, Lee, Ogle and Winnebago.



Customer, Employee, Shareholder Benefits
----------------------------------------

     Richard L. Geach, president and CEO of Premier Financial

Services, Inc., will become chief executive officer of Grand Premier

Financial, Inc.; Robert W. Hinman, president and CEO of Northern

Illinois Financial Corporation, will be the chief operating officer;

and David L. Murray, executive vice president/CFO of Premier Financial

Services, Inc., will become chief financial officer of the new company.

     In the proposed merger, which is subject to director, shareholder and regulatory approval, Northern Illinois Financial Corporation shareholders will receive 4.25 shares of Grand Premier Financial, Inc.

for each share held.  Premier Financial Services, Inc. shareholders will receive 1.116 shares of Grand Premier Financial, Inc. for each


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Grand Premier Financial, Inc.
Page 3



share held.  The transaction will be accounted for as a pooling of interests and will qualify as a tax-free exchange of shares.

     On a pro forma basis the new company will have $875 million in total loans outstanding.  Its deposits under management will be $1.35 billion and total assets will be $1.65 billion.  As of December 31,

1995, the new company had capital in excess of 9 percent of its assets, a ratio that will place Grand Premier Financial, Inc. in the ranks of well-capitalized financial organizations nationwide,

according to Geach.

     "We came to this understanding because the obvious synergies between our two companies will provide significant new opportunities for our customers, employees and shareholders.

     "We estimate that within three years the pre-tax cost savings could be as much as $4 million annually.

     "Customers will almost immediately benefit from access to more products and financial services.  With our combined higher lending limit, for example, we're able to serve larger customers locally --

customers who, in the past, might have turned to large money-center banks," Geach said.

     "Employees will have access to more business resources with which to work, as well as expanded opportunities for professional growth,"

Hinman explained.

     "We anticipate our shareholders will benefit from enhanced value derived from higher future earnings growth and the significant cost

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Grand Premier Financial, Inc.
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savings we project over the next three years.  Shareholders also will benefit from the financial strength of the combined company.  Our credit portfolio quality and capital ratios are superior to most competitive institutions.  This strength gives us the resources needed to expand our customer base throughout northern Illinois," Geach said.



Tailored, Quality Service Focus
-------------------------------

     "At a time when so many banks and financial services

organizations are joining forces mainly for the sake of becoming larger, the merger that will create Grand Premier Financial, Inc. is grounded in different motives," Hinman said.

     "Not only do our products and people fit together well, both of our organizations have established reputations for localized, focused customer service.  Together, we will continue to tailor services and products to the needs of our customers," Geach said.

     Hinman added:  "Put simply, we are talking about persistent emphasis on service and product quality, more choices.  Whether it's a matter of meeting with customers outside of normal banking hours or upgrading our technology to offer customers faster, more efficient access to accounts on a 24-hour basis, our dedication to service quality will be a defining factor at all 35 locations of the Grand

Premier Financial, Inc. network."

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